UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12 (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PIEDMONT MINING COMPANY, INC.

(Exact name of registrant as specified in its charter)

North Carolina (State of incorporation or organization)	56-1378516 (IRS Employer Identification Number)
18124 Wedge Parkway, Suite 214 Reno, Nevada (Address of principal executive offices)	89511 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Common stock without par value	Name of each exchange on which each class is to be registered N/A.

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: not applicable.

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

A description of the registrant’s common stock is set forth under Articles IV, VIII, IX, and X of the registrant’s Articles of Incorporation, as amended and restated as of December 17, 2007 and filed with the SEC on December 20, 2008 as Exhibit 3.1 to the registrant’s Current Report on Form 8-K, and also in Articles II, III, and VIII of the registrant’s Bylaws, as amended as of September 26, 1990 and filed with the SEC on March 31, 2008 in the registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, which description is incorporated herein by reference.

Item 2. Exhibits.

Exhibit Number	Description
3.1

Articles of Incorporation of Piedmont Mining Company, Inc. as amended and restated as of December 17, 2007 is incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the SEC on December 20, 2008.

3.2.1

Bylaws of Piedmont Mining Company, Inc. is incorporated by reference to Exhibit 3.2.1 to the registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, filed with the SEC on March 31, 2008.

3.2.2

Bylaws of Piedmont Mining Company, Inc. as amended as of June 25, 1984 is incorporated by reference to Exhibit 3.2.2 to the registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, filed with the SEC on March 31, 2008.

3.2.3

Bylaws of Piedmont Mining Company, Inc. as amended as of 1988 is incorporated by reference to Exhibit 3.2.3 to the registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, filed with the SEC on March 31, 2008.

3.2.4

Bylaws of Piedmont Mining Company, Inc. as amended as of May 17, 1988 is incorporated by reference to Exhibit 3.2.4 to the registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, filed with the SEC on March 31, 2008.

3.2.5

Bylaws of Piedmont Mining Company, Inc. as amended as of May 17, 1988 is incorporated by reference to Exhibit 3.2.5 to the registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, filed with the SEC on March 31, 2008.

3.2.6

Bylaws of Piedmont Mining Company, Inc. as amended as of April 7, 1989 is incorporated by reference to Exhibit 3.2.6 to the registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, filed with the SEC on March 31, 2008.

3.2.7

Bylaws of Piedmont Mining Company, Inc. as amended as of March 14, 1990 is incorporated by reference to Exhibit 3.2.7 to the registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, filed with the SEC on March 31, 2008.

3.2.8

Bylaws of Piedmont Mining Company, Inc. as amended as of September 26, 1990 is incorporated by reference to Exhibit 3.2.8 to the registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, filed with the SEC on March 31, 2008.

4.1

Form of Stock Specimen for Common Stock of Piedmont Mining Company, Inc. is incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form SB-2, as filed with the SEC on June 27, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PIEDMONT MINING COMPANY, INC.

(Registrant)

By: /s/ Robert M. Shields, Jr.

Name: Robert M. Shields, Jr.

Title: Chief Executive Officer, Chief Financial Officer

President, Director, Chairman of the Board of Directors

Date: May 19, 2008

Exhibit Index

Exhibit Number	Description
3.1

Articles of Incorporation of Piedmont Mining Company, Inc. as amended and restated as of December 17, 2007 is incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the SEC on December 20, 2008.

3.2.1

Bylaws of Piedmont Mining Company, Inc. is incorporated by reference to Exhibit 3.2.1 to the registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, filed with the SEC on March 31, 2008.

3.2.2

Bylaws of Piedmont Mining Company, Inc. as amended as of June 25, 1984 is incorporated by reference to Exhibit 3.2.2 to the registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, filed with the SEC on March 31, 2008.

3.2.3

Bylaws of Piedmont Mining Company, Inc. as amended as of 1988 is incorporated by reference to Exhibit 3.2.3 to the registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, filed with the SEC on March 31, 2008.

3.2.4

Bylaws of Piedmont Mining Company, Inc. as amended as of May 17, 1988 is incorporated by reference to Exhibit 3.2.4 to the registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, filed with the SEC on March 31, 2008.

3.2.5

Bylaws of Piedmont Mining Company, Inc. as amended as of May 17, 1988 is incorporated by reference to Exhibit 3.2.5 to the registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, filed with the SEC on March 31, 2008.

3.2.6

Bylaws of Piedmont Mining Company, Inc. as amended as of April 7, 1989 is incorporated by reference to Exhibit 3.2.6 to the registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, filed with the SEC on March 31, 2008.

3.2.7

Bylaws of Piedmont Mining Company, Inc. as amended as of March 14, 1990 is incorporated by reference to Exhibit 3.2.7 to the registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, filed with the SEC on March 31, 2008.

3.2.8

Bylaws of Piedmont Mining Company, Inc. as amended as of September 26, 1990 is incorporated by reference to Exhibit 3.2.8 to the registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, filed with the SEC on March 31, 2008.

4.1

Form of Stock Specimen for Common Stock of Piedmont Mining Company, Inc. is incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form SB-2, as filed with the SEC on June 27, 2006.